ASSIGNMENT AND ASSUMPTION OF RIGHTS UNDER
SHOPPING CENTER PURCHASE AGREEMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Assignor”), hereby assigns, transfers and sets over to NORTHCROSS STATION LLC (“Assignee”), all of Assignor’s right, title, and interest as Purchaser in and to that certain Purchase and Sale Agreement dated May 6, 2013, as same may have been or may be amended, including any addendum thereto (“Agreement”) with NORTHCROSS PROPERTY, LLC (“Seller”), as Seller, with respect to the land and improvements thereon located in Austin, Texas, more particularly described in the Agreement, including, but not limited to, its right, title and interest in and to the Deposit (as defined in the Agreement).

Dated: June 24, 2013	PHILLIPS EDISON GROUP, LLC,
an Ohio limited liability company

	By:	PHILLIPS EDISON LIMITED
PARTNERSHIP,
a Delaware limited partnership,
Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation, General Partner

	By:	/s/ Robert F. Myers
Robert F. Myers, Chief Operating Officer

The undersigned, Assignee, hereby accepts the foregoing assignment and hereby assumes and agrees to perform all of Assignor’s obligations under the Agreement and hereby releases, indemnifies and holds Assignor harmless from any loss, cost, liability or expense which may be suffered by Assignor in connection with such Agreement, except for any such loss, cost, liability or expense resulting from the acts of Assignor in connection with the Agreement taken prior to the date of this Assignment without the applicable authorization or consent of the undersigned.

Dated: June 24, 2013	NORTHCROSS STATION LLC,
A Delaware limited liability company

	By:	/s/ Joe Schlosser
Joe Schlosser, Vice President